DATRON SYSTEMS INCORPORATED
                             SUBSIDIARIES

                            MARCH 31, 1997

                                   Percentage of       Jurisdiction
                                   Voting Securities     in which
Name                               Owned by Parent     Incorporated
--------------------------------   -----------------   ------------
Datron World Communications Inc.          100%         California

Datron/Transco Inc.                       100%         California

Datron/Trans World Communications         100%         U.S. Virgin
Int'l Ltd. (a Foreign Sales                             Islands
  Corporation)